UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

AFFINITY GOLD CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7950 Main Street, Suite #217
Maple Grove, MN  55369
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 763-424-4754

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2010, Mr. Antonio Rotundo resigned as our Chief Executive Officer and Mr. Paul F. Antoniazzi was appointed as our Chief Executive Officer.  Mr. Rotundo remains the President, Chief Financial Officer and a director of Affinity Gold Corp. (the “Company”).

Mr. Paul F. Antoniazzi (age 62) has been a director of our Company since January 29, 2009.  Mr. Antoniazzi has been active in the mining industry since 1983.  Since 2002, Mr. Antoniazzi has worked as an independent contractor as the President of Antoniazzi Consulting Ltd. specializing in environmental and mining projects including: contaminated soils clean up; asbestos clean up; surface drill projects; and mine decommissioning.  Mr. Antoniazzi is currently on the board of directors of two Canadian listed mining companies: Opawica Explorations Inc. (TSX: OPW) (since December 2, 1996); and RT Minerals Corp. (CNSX: C.RTM) (since March 9, 2007). Mr. Antoniazzi was a dirctor of International Kirkland Minerals Inc. (TSXV: IKI) from November 19, 1997 to February 15, 2010.

Item 8.01.  Other Events

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 16, 2010

AFFINITY GOLD CORP.

By:	/s/ Corey Sandberg
Name:	Corey Sandberg
Title:	Secretary and Director